Exhibit 10.13

EXCLUSIVE COMMERCIALIZATION AND IP AGREEMENT

This EXCLUSIVE COMMERCIALIZATION AND INTELLECTUAL PROPERTY (“IP”) AGREEMENT (together with its Exhibit(s), the “Agreement”) is entered into and made effective as of June 29, 2023 (the “Effective Date”) by and between (i) BioStem Technologies, Inc., a Florida corporation (“BioStem”), and (ii) Hesed Life and Medical, LLC, a California limited liability company (“Hesed Life”).

WHEREAS, Hesed Life has complete ownership of, rights to (including all patents, trademark(s), know-how, the Q Code 4221 and other intellectual property), and control of Amniowrap 2 (the “Product”), and is seeking to grant BioStem the exclusive right to promote, manufacture, distribute, market, advertise and commercialize the Product;

WHEREAS, BioStem and Hesed Life have determined to establish a relationship pursuant to which BioStem will receive the exclusive right to manufacture, distribute, promote, market, advertise and commercialize the Product; and

WHEREAS, this Agreement, including the exhibits, sets forth the rights, terms and conditions under which BioStem will commercialize the Product.

NOW, THEREFORE, in consideration of the foregoing and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.
SERVICES.
1.1
Commercialization Services. Subject to the terms and conditions of this Agreement, Hesed Life hereby appoints BioStem to act as its exclusive commercialization service provider of the Product (including any improvements or enhancements after the date hereof) during the Term in accordance with the terms and conditions set forth in this Agreement and as set forth on Exhibit A (the “Services”). Nothing contained herein shall limit or otherwise restrict BioStem in any way from having the right to obtain or retain the rights to sell its own products, goods and services and/or resell any other products, goods or services of any third party, including any products, goods or services that are similar to or may compete with the Product.
1.2
Commercialization Requirements. BioStem shall have the exclusive right to advertise, promote, market, distribute and sell the Product, including print, online, through social media channels and electronic or other platforms accessible to BioStem. Hesed Life shall collaborate reasonably with BioStem to support the commercialization of BioStem’s marketing, advertising and promotion efforts of the Product (whether via print, websites, social media and other sales mediums used by Hesed Life), including providing: (i) information and data as BioStem may request from time to time; and (ii) content and other materials in accordance with (but also subject to) the terms of this Agreement.
1.3
Performance. BioStem agrees to provide the Services (a) at such times and at such places as set forth in Exhibit A; and (b) in accordance with prevailing industry standards and customary practices for the performance of similar services. Hesed Life understands and acknowledges that BioStem’s performance is dependent upon Hesed Life’s’s performance of its obligations under this Agreement.

1.4
Payment for Services. BioStem shall compensate Hesed Life for the Services in the manner provided in Exhibit A.
2.
REPRESENTATIONS AND WARRANTIES.
2.1
Mutual Representations and Warranties. Each party represents and warrants to the other party that at all times during the Term:
(a)
Organization. Such party is a corporation or limited liability company, as the case may be, duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of organization.
(b)
Enforceability of this Agreement. The execution and delivery of this Agreement have been authorized by all requisite corporate or limited liability company action by such party. This Agreement is a valid and binding obligation of such party, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.
(c)
Absence of Other Contractual Restrictions. Neither the execution and delivery of this Agreement by the party nor the consummation by the party of the transactions contemplated hereby will constitute a violation of, or result in a cancellation of, or require the party to obtain any consent or constitute a default under (i) any term or provision of the organization documents of the party; (ii) any judgment, decree, order, regulation or rule of any court or governmental authority applicable to the party or any of its Affiliates; (iii) any applicable laws; or (iv) any contract, agreement, indenture, promissory note, license or other commitment to which the party is a party or is bound.
(d)
Legal Compliance. Such party will comply, in all material respects, with all federal, state, local and international laws, rules, regulations and orders applicable to its operations and activities under this Agreement. Without limiting the foregoing, if applicable, and to the extent expressly provided in an Exhibit, such party will perform its obligations under this Agreement and any Exhibit in accordance with the Quality System Regulation (“QSR”), current Good Manufacturing Practices (“cGMP”), current Good Tissue Practices (“cGTP”), Good Clinical Practices (“GCP”) ,Good Laboratory Practices (“GLP”), and/or American Association of Tissue Banks Standards (“AATB”), as applicable. Further, each party has procured all licenses and approvals from the necessary governmental authorities and third party companies necessary in order to vest in it the power and authority to undertake the functions and activities relating to this Agreement.
(e)
Absence of Debarment. Neither such party nor any of its employees, officers, directors, managers, subcontractors, and/or consultants (“Personnel”) performing under this Agreement have been debarred, and to the best of each party's knowledge, are not under consideration to be debarred, by the United States Food and Drug Administration (“FDA”) or any other governmental authority from working in, or providing services to, any pharmaceutical or biotechnology company under the Generic Drug Enforcement Act of 1992 or any equivalent law, rule, regulation or order.

2.2
Hesed Life Representations and Warranties. Hesed Life warrants and represents that (i) neither its Product nor the intellectual property that is licensed to BioStem under this Agreement infringes upon the rights of any third-party, (ii) Hesed Life is the sole unencumbered absolute legal and beneficial owner of the such intellectual property and all other rights associated with the Amniowrap 2, and (iii) Hesed Life has not assigned or encumbered or licensed or transferred or otherwise disposed of any rights in or to such intellectual property except pursuant to this Agreement and has not entered into any agreement or arrangement which might conflict with the parties’ rights and obligations under this Agreement. Hesed Life will be solely responsible for paying its Personnel and providing any employee benefits that they are owed. All Hesed Life Personnel as relates to this Agreement must have agreed in writing to confidentiality obligations consistent with the terms of this Agreement.
2.3
BioStem Representations and Warranties. BioStem shall (and shall cause its applicable Affiliates to) comply with all applicable laws in its performance under this Agreement and the commercialization of the Product. BioStem will be solely responsible for paying its Personnel and providing any employee benefits that they are owed to those BioStem employees providing the Services. Before providing Services, all BioStem Personnel involved in providing the Services will have agreed in writing to confidentiality obligations consistent with the terms of this Agreement.
3.
INSPECTIONS; RECORDS
3.1
Inspections and Actions by Regulatory Authorities. In the event that either party receives or becomes aware of any notice of inspection or is subjected to a regulatory authority inspection of any of that party’s activities under this Agreement, such party shall notify the other party as soon as reasonably practicable, and, in any event within thirty (30) business days of becoming aware of such inspection, and shall keep the other party informed of any written or verbal observations, or any other actions, by such regulatory authority that could reasonably be expected to have a material adverse impact on either party’s ability to perform its obligations under this Agreement, an Exhibit, or with respect to the Product.
3.2
Recalls. If BioStem is contacted during the Term by any governmental body or agency concerning any issue or allegation of non-compliance, product safety, product quality, product labeling or any alleged failure to comply with any governmental regulations, laws, or orders, BioStem shall so notify Hesed Life within thirty (30) business days of such contact. If BioStem is ordered to withdraw, discontinue, remove or recall any Product from the market by a government or governmental agency, regulatory body, court or the like (“Government Recall”), BioStem shall be solely responsible for removing the Products at BioStem’s sole cost and expense. BioStem may initiate a recall or issue an advisory letter or other safety-related communication with respect to the Product, and shall notify the other party in a timely manner in connection with any such action; provided, however, that in all cases BioStem shall be responsible for carrying out such recall or other action. However, Hesed Life shall cooperate with BioStem, at BioStem’s expense, in the recall of any units of the Product distributed or sold by Hesed Life. Any expenses or costs associated with such action shall be the responsibility of BioStem. Each party agrees to provide reasonable assistance to the other party in the event of any recall or issuance of any advisory letter. If BioStem becomes aware of any information that reasonably suggests that the Product may have caused or contributed to a death or serious injury, or that a Product has malfunctioned and would be likely to cause or contribute to a death or serious injury if the malfunction were to recur, each party agrees to (a) furnish such information to the other party within thirty (30) business days of receipt of such information and (b) make and retain records of such information.
4.
[RESERVED]
5.
PROPRIETARY RIGHTS.
5.1
Ownership. Each party and its Affiliates exclusively retain all right, title and interest in and to their respective intellectual property rights controlled by a party and developed, made, invented, created, conceived, reduced to practice, or filed prior to, or independently of, this Agreement.
5.2
License. Hesed Life grants BioStem an exclusive license to use its trademarks, copyrights and other intellectual property, including but not limited to Amniowrap 2 and/or Q Code 4221 and/or any derivatives thereof, in connection with BioStem providing the Services during the Term. Hesed Life shall make all required filings and maintain all registrations relating to its intellectual property used by BioStem to provide the Services.
5.3
Materials. The parties agree that except as otherwise expressly set forth herein, all Confidential Information (as defined below), intellectual property, documentation, information and data as well as all biological, chemical or other materials controlled by either party in connection with Services performed under this Agreement (collectively, “Materials”) are and shall remain the property of such party.
5.4
Deliverables. Except as otherwise expressly set forth in this Agreement, all inventions, discoveries and improvements arising out of the Services and all other products derived from the Services, in each case as conceived, modified or made by, and all works of authorship created by, BioStem, either alone or with third parties, in connection with the Services, and all intellectual property rights therein and thereto (collectively, the “Deliverables”), will be solely owned by BioStem. BioStem will retain sole ownership of and all rights to any information, data, documentation, records, and reports resulting from the sale of the Product. BioStem will also retain sole ownership of any and all rights to any of its pre-existing products, materials, tools, or technologies BioStem utilized in connection with the rendering the Services.
5.5
Representatives; Affiliates. The obligations of this Article 5 shall apply to both party’s agents, employees, directors, managers, representatives, subcontractors, independent contractors, and Affiliates involved in the Services to be performed hereunder. Both parties agree to direct such persons or entities to comply with this Agreement and execute agreements ensuring compliance with this Agreement. For purposes of this Agreement, “Affiliate” means, as to a given entity, any other corporation or entity which controls, is controlled by, or is under common control with such entity or any successor entity; a corporation or other entity shall be deemed to “control” another corporation or entity for purposes of this definition if (a) it owns, directly or indirectly through one or more intermediaries, greater than fifty percent (50%) of the voting shares or other interests of such other corporation or entity, (b) has the power to elect more than half the directors or management of such other corporation or entity, or (c) has the ability, via contract or otherwise, to elect or direct the directors or management of the entity.
6.
CONFIDENTIAL INFORMATION.

6.1
Definition. As used in this Agreement, the term “Confidential Information” shall mean any non-public scientific, technical, business or financial information possessed or obtained by, developed for or given to a disclosing party (the “Disclosing Party”) which is treated by that party as confidential or proprietary. Confidential Information may include, without limitation, trade secrets, know-how, inventions, technical data or specifications, testing methods, proprietary business or financial information, information relating to research or development activities, product and marketing plans, and customer and supplier information of a Disclosing Party. Confidential Information also includes any notes, analyses, compilations, studies or other material or documents prepared by the recipient party which contain, reflect or are based, in whole or in part, on the foregoing Confidential Information. The Disclosing Party will, to the extent practical, use commercially reasonable efforts, consistent with reasonable business practices, to label or identify as “CONFIDENTIAL” all the Disclosing Party’s Confidential Information. Notwithstanding the preceding sentence, the Disclosing Party’s failure to label or identify "CONFIDENTIAL" to its Confidential Information will not excuse a party from treating such information or documents as Confidential Information where, because of its nature, a reasonable person would or should know that such information is confidential and proprietary information of the Disclosing Party.
6.2
Confidentiality Obligation. The party receiving Confidential Information (“Receiving Party”) agrees that it will:
(a)
maintain all the Disclosing Party’s Confidential Information in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any of the Disclosing Party’s Confidential Information to its employees, directors, managers, officers, agents, contractors, and consultants who are under nondisclosure and non-use obligations, which are at least as stringent as those set forth in this Agreement and who have a reasonable need to know the Disclosing Party’s Confidential Information in connection with the Agreement;
(b)
use the Disclosing Party’s Confidential Information solely in accordance with this Agreement or Exhibit and for no other purpose;
(c)
reproduce the Disclosing Party’s Confidential Information only to the extent necessary for the purposes of this Agreement and all obligations hereunder, with all such reproductions being considered the Disclosing Party’s Confidential Information; and
(d)
except as provided in this Agreement (including Section 10.3) or any Exhibit, not disclose the discussions, transactions or Services under this Agreement nor any of the terms, conditions, or other facts under this Agreement, including the status thereof or the receipt of the Disclosing Party’s Confidential Information.
6.3
Exception for Non-Disclosure. The obligations of the Receiving Party under this Agreement will not apply to the extent that the Receiving Party can demonstrate that the Disclosing Party’s Confidential Information:
(a)
was in the public domain prior to the time of its disclosure to the Receiving Party under this Agreement;

(b)
entered the public domain after the time of its disclosure to the Receiving Party under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party;
(c)
was independently developed or discovered by the Receiving Party, based on contemporaneous documentary evidence, without use of the Disclosing Party’s Confidential Information; or
(d)
is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no obligation of confidentiality with respect to such Confidential Information.

In the event that the Receiving Party is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process or by any law, rule or regulation of any governmental agency or regulatory authority) to disclose any of the Confidential Information, such Receiving Party shall provide the Disclosing Party with prompt written notice of any such request or requirement so that such other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver, and if Receiving Party is nonetheless legally compelled to disclose Confidential Information, the Receiving Party may disclose the Disclosing Party’s Confidential Information to a governmental authority or by order of a court of competent jurisdiction, provided that the disclosure is subject to all applicable governmental or judicial protection available for like material.

7.
INDEMNIFICATION AND INSURANCE.
7.1
Indemnification by Hesed Life. Hesed Life agrees to defend, indemnify and hold harmless BioStem and its employees, directors, officers, independent contractors and agents (“BioStem Indemnitees”) against and from any and all liability, obligation, loss, damage, assessment, judgment, cost and expense, litigation, third party claims, proceedings, or investigations, including claims, proceedings or investigations by administrative or governmental agencies and amounts paid in settlement of any litigation, claims, proceedings, or investigations, and agrees to bear all costs and expenses, including reasonable attorneys’ fees and costs incurred in connection with the defense or settlement of any such litigation, claim, proceeding or investigation (collectively, “Claims”) arising out of (a) Hesed Life’s breach of the representations, warranties, covenants or obligations set forth in this Agreement (including in any Exhibit hereto); (b) Hesed Life’s gross negligence or willful misconduct in connection with this Agreement; (c) Hesed Life’s misstatements (except to the extent such misstatements were at the direction of BioStem) about the intended or appropriate use of the Product, the effectiveness of the Product, or the regulatory approval status of the Product; or (d) Hesed Life’s violation of any applicable law or regulation in connection with the Product; (e) BioStem’s customers use of the Product, including, personal injury or death; or (f) any Claim by any person or entity claiming that the manufacture, supply, use or other application by BioStem of all or any portion of the Product infringes or violates any intellectual property right of such person or entity.
7.2
Indemnification Procedures. In the event of any such Claim against any BioStem Indemnitee (individually, an “Indemnitee”), BioStem shall promptly notify Hesed Life in writing of the Claim for which indemnification is sought under this Article 7; provided, that failure to promptly notify the indemnifying party shall relieve the indemnifying party of any obligation to the indemnified party under this Article 7 solely to the extent prejudicial to the indemnifying party’s ability to defend such action. Hesed Life shall, at its sole expense, defend and control such Claim with counsel of its own choosing; provided, however, that the indemnified party may participate in the defense of such Claim with its own counsel and at its own expense. Hesed Life shall not settle any Claim that is covered by this Article 7 without BioStem’s prior written consent.
7.3
Insurance. During the Term and thereafter as may be necessary to cover claims set forth in Section 7.1 above (whether arising before, during or after the Term), each party shall obtain, pay for and maintain in full force and effect commercial general liability insurance (including coverage for product liability and personal injury damages) with one or more reputable insurance carriers with a minimal rating by AM Best of A- or its equivalent, with a per-occurrence limit of not less than $1,000,000 per occurrence and $3,000,000 in the aggregate. Each party shall provide, or shall cause its applicable insurance carrier(s) to provide, to the other party at least thirty (30) days’ prior written notice in the event of a cancellation or material reduction in coverage. Each party carries, with financially sound and reputable insurers, insurance coverage (including errors and omissions, professional liability and comprehensive liability coverage) with respect to the conduct of its business against loss from such risks and in such amounts as is customary for well-insured companies engaged in similar businesses.
8.
LIMITATION OF LIABILITY.
8.1
Limitation of Liability. EXCEPT AS OTHERWISE STATED HEREIN, BIOSTEM SHALL NOT BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.
8.2
Liability Cap. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE AMOUNT OF THE TOTAL AND AGGREGATE LIABILITY OF BIOSTEM (AND ITS AFFILIATES) ARISING OUT OF, OR OTHERWISE IN CONNECTION WITH, THIS AGREEMENT (INCLUDING BREACH OF CONTRACT, TORT, INDEMNITY OR OTHERWISE) SHALL NOT EXCEED THE AGGREGATE AMOUNTS RECEIVED BY HESED LIFE FROM BIOSTEM UNDER THE APPLICABLE EXHIBIT DURING THE 12 MONTHS PRIOR TO THE DATE IN WHICH A CLAIM ARISES.
9.
EXPIRATION AND TERMINATION.
9.1
Term. The term of this Agreement commences on the Effective Date and shall continue for a term (“Term”) of one (1) year (the “Initial Term”), and automatically renew for additional and successive terms of one (1) year (“Renewal Term”) unless written notice of non-renewal, for any reason, shall be given by one party to the other at least ninety (90) calendar days prior to the expiration of the Initial Term or any Renewal Term.
9.2
Termination for Cause. Either party may terminate this Agreement at any time upon at least six (6) months’ prior written notice to the other party in the event of a breach of this Agreement by the other party which (a) cannot be cured (e.g., breach of the confidentiality obligations), or (b) continues uncured for fifteen (15) days after written notice to the breaching party.
9.3
Effect of Termination or Expiration. Upon termination or expiration of this Agreement, neither BioStem nor Hesed Life will have any further affirmative obligations under this Agreement, except that (a) Hesed Life will pay BioStem any monies due and owing BioStem as contemplated by Exhibit A, (b) Hesed Life will destroy or return to the other party copies of all Confidential Information of the other party in its possession or control except for one (1) copy which Hesed Life may retain solely to enforce or defend its rights hereunder and monitor surviving obligations of confidentiality and (c) BioStem shall have a non-transferable right to sell any remaining Product in its possession provided that such sales of all remaining Product are completed within one hundred and eighty (180) days after the date of termination. Following such one hundred and eighty (180) day period, Hesed Life shall have the option to purchase the entire remaining inventory of Product in BioStem’s possession at cost from BioStem. If Hesed Life elects not to purchase the Product in accordance with the foregoing sentence, BioStem may continue to sell any remaining Product until BioStem’s inventory of such Product is exhausted.
9.4
Survival of Certain Terms. The parties acknowledge that some obligations in this Agreement will survive the expiration or any termination of this Agreement, including the obligations contained in Sections 3.3 through 8, 9.3, 9.4, 10.2, 10.3, 10.4, 10.6, 10.7, 10.8, 10.12, 10.13, 10.15, 10.16, 10.17 and any other sections that include proprietary rights, confidential information, indemnification or insurance obligations.
10.
MISCELLANEOUS.
10.1
Independent Contractor. All Services will be rendered by BioStem as an independent contractor and this Agreement does not create a joint venture, fiduciary relationship, partnership or agency of any kind between Hesed Life and BioStem. Neither party will in any way represent itself to be a partner, joint venture or agent of the other party.
10.2
Taxes. Each party will pay all required taxes on their respective income under this Agreement. Each party will provide the other party with its taxpayer identification number upon reasonable request.
10.3
Publicity; Disclosure. Except as otherwise expressly provided in this Agreement or an Exhibit, Hesed Life may not use the name or logos of BioStem in any advertising or other form of publicity without the prior written permission of BioStem. Hesed Life acknowledges that BioStem has disclosure obligations as a public company, and that this Agreement and entering into the transactions contemplated hereby may be subject to disclosure under applicable securities laws. Hesed Life agrees that it shall not announce or disclose the terms of this Agreement or the fact that it is entering into a transaction with BioStem without obtaining BioStem’s prior written contest thereto.
10.4
Notices. All notices must be written and sent to the address of the applicable party as set forth on the signature page of this Agreement and in accordance with this Section 10.4; provided, that the parties may update their addresses by written notice to the other party in accordance with this Section 10.4. All notices must be given: (a) by personal delivery; (b) by electronic transmission; (c) by prepaid certified or registered mail, return receipt requested; or (d) by prepaid recognized next business day delivery service. Notices will be effective upon receipt during normal business hours of the recipient, or if received after such normal business hours upon the following business day.
10.5
Force Majeure. Except with respect to payment obligations hereunder, neither party shall be liable to the other for failing to carry out the terms of this Agreement where such failure is the result of an event that is not within the reasonable control of the party affected, including without limitation an injunction; an order or action by a governmental authority; a fire; an accident, a labor disturbance; a strike; a riot; a civil commotion; an act of God; a pandemic or epidemic; a delay or error by a shipping company or common carrier; or a change in applicable laws or regulations.
10.6
Interpretation. Unless the context of this Agreement otherwise requires: (a) the headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof; (b) words of any gender include each other gender; (c) words using the singular or plural number also include the plural or singular number, respectively; (d) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement; (e) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (f) the terms “include” and “including” mean include or including “without limitation” whether or not expressly stated; and (g) “days” refers to calendar days unless otherwise indicated. All accounting terms used but not otherwise defined herein have the meanings ascribed to such terms under the applicable accounting standards as applied to a party. All references to “$” amounts hereunder shall be deemed to be U.S. Dollars, and all payments due hereunder shall be made in U.S. Dollars unless otherwise specified.
10.7
Third-Party Beneficiaries. Except as otherwise expressly set forth herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of either party. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either party.
10.8
Assignment. This Agreement and the rights and obligations hereunder may not be assigned or transferred by either party to a third party without the prior written consent of the other party. However, BioStem may assign this Agreement without the written consent of Hesed Life, in whole or in part, to a subsidiary or Affiliate of BioStem, or in connection with a merger, consolidation, change of control, or a sale or transfer of all or substantially all of the assets to which this Agreement relates.
10.9
Entire Agreement. This Agreement (together with the Exhibit(s), all of which are incorporated herein by this reference) constitutes the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral representations, agreements and understandings between Hesed Life and BioStem (including any prior-executed nondisclosure agreement).
10.10
Amendment. The provisions of this Agreement and the Exhibits may be changed only by a writing signed by authorized representatives of both parties, except as otherwise expressly set forth herein.
10.11
Severability: Reformation. Each provision in this Agreement is independent and severable from the others, and no provision will be rendered unenforceable as a result of any other provision(s) being held to be invalid or unenforceable in whole or in part. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, that provision will be appropriately limited and reformed to the maximum extent permitted by applicable law.
10.12
Governing Law. Subject to Section 10.13 below, this Agreement will be construed and interpreted and its performance governed, in each case, by the laws of the State of Florida, without giving effect to its doctrine of conflict of laws or the laws of any other jurisdiction; provided, that matters of intellectual property law will be determined in accordance with United States federal law.
10.13
Dispute Resolution. In the event that the parties are unable to resolve any dispute, controversy, or claim arising out of or relating to this contract or the breach, termination, or invalidity thereof (each, a “Dispute”) within thirty (30) days from service of written notice of such Dispute by either party to the other party, or at such earlier time as is mutually agreed by the parties, such Dispute shall then be decided by a confidential, binding, non-appealable arbitration administered by the American Arbitration Association (the “AAA”) under the Commercial Arbitration Rules then in effect (the “Rules”) of the AAA. The arbitration will be conducted in English. Such arbitration shall be before a single arbitrator who shall be jointly selected by Hesed Life and BioStem. If the parties cannot agree upon an arbitrator within thirty days after the initiation of arbitration then the appointment of the arbitrator shall be made by the AAA in accordance with the Rules, except as they may be modified by the mutual written agreement of the parties. The award of any arbitration shall be final, conclusive and binding on the parties, and judgment on the award may be entered in any court of competent jurisdiction. Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the application, interpretation, or enforceability of this paragraph, including any contention that all or part of this paragraph is invalid or unenforceable, shall be governed by the Federal Arbitration Act and is exclusively delegated to, and shall be resolved by, the arbitrator.
10.14
Waiver. No waiver of any term, provision or condition of this Agreement (whether by conduct or otherwise) in any one or more instances will be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement.
10.15
Counterparts and Signatures. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. Signatures to this Agreement transmitted by electronic mail in “portable document format” (“.pdf’) form, or by any other electronic means intended to preserve the originals graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signatures, and shall be deemed original signatures by both parties.
10.16
Headings. This Agreement contains headings only for convenience and the headings do not constitute or form a part of this Agreement, and should not be used in the construction of this Agreement.
10.17
Solicitations. Neither party shall, during the Term and for six (6) months after the termination, for any reason, solicit to hire any person who during the Term of this Agreement was an employee, distributor, or contractor who provided services directly to the other party. The parties agree that in the event that there is a breach of this section, the non-breaching party shall be entitled to injunctive relief in addition to all other relief. However, it shall not be considered a breach of this provision for a party to retain or continue to receive services from employees or contractors who are already providing services for that party. Further, general solicitations for the purposes of obtaining employees or contractors in the market shall not be considered to be a violation of this section.

[signature page follows]

The parties have indicated their acceptance of the terms of this Agreement by the signatures set forth below. Each individual signing on behalf of an entity hereby personally represents and warrants his or her legal authority to legally bind that entity.

BioStem Technologies, Inc. Hesed Life and Medical, LLC.

By: /s/ Jason Matuszewski By: /s/ Tracy L. Basso, DPM

Name: Jason Matuszewski Name: Tracy L. Basso, DPM

Title: CEO Title: President

CONFIDENTIAL

DRAFT – 6/6/2023

Exhibit A

Commercialization Services

Services

BioStem shall begin the manufacturing, advertising, promoting, offering for sale and selling, distribution, and other marketing activities of the Product as well as receipt of payment for the Product. BioStem may identify one or more downstream distributors for the Product.

Payment

BioStem agrees to pay a fee in an amount of $75.00 a square cm for every unit of the Product sold and for which BioStem is paid by a customer or distributor. BioStem will pay these fees no later than the fifteenth (15th) day of the calendar month following the calendar month during which BioStem receives payment for such Products. Notwithstanding the above, if a refund is issued to a customer for any reason whatsoever (whether via return, damage, recall or otherwise), Hesed Life shall reimburse BioStem for the full amount previously paid by BioStem to Hesed Life pursuant to this Exhibit A or BioStem may elect to instead offset future payments to Hesed Life until such amounts are